HEI Exhibit 99
NEWS RELEASE
May 7, 2021

Contact:	Julie R. Smolinski	Telephone: (808) 543-7300
	Vice President, Investor Relations & Corporate Sustainability	E-mail: ir@hei.com

HEI REPORTS FIRST QUARTER 2021 RESULTS

1Q21 Net Income of $64.4 million and Diluted Earnings Per Share (EPS)1 of $0.59
Utility Focused on Achieving Cost Reductions to Benefit Customers and Transition to Performance-Based Regulation
Bank Results Reflect Moderating Credit Risk Environment as Hawaii Economy
Begins to Recover

HONOLULU - Hawaiian Electric Industries, Inc. (NYSE - HE) (HEI) today reported consolidated net income for common stock for the first quarter of 2021 of $64.4 million and EPS of $0.59 compared to $33.4 million and EPS of $0.31 for the first quarter of 2020.
“Both our utility and bank reported stronger earnings for the first quarter of 2021 as Hawaii’s economy began to recover,” said Constance H. Lau, HEI president and CEO. “I am proud of the dedication of our employees and the resilience of our companies to continue to provide essential electricity and banking services for our customers while helping Hawaii reach its aggressive climate goals and ‘build back better.’
“Our utility’s strong performance reflects continued savings from the cost management program we began last year, with the benefits to be reflected in customer rates later this year. We’re also focused on collaborating with stakeholders to ensure all interests are aligned as we continue the transition to performance-based regulation (PBR) and working together to bring projects from our renewable procurements to fruition.
“Our bank’s strong first quarter results reflect good execution in an environment that remains challenging for bank profitability. Strong residential mortgage production and new ASB CARES or paycheck protection program loans are bright spots, while record deposit growth continues to outpace lending opportunities in this early stage of Hawaii’s economic recovery. Our bank’s results benefited from a reduction of reserves for credit losses, as certain commercial
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1    Unless otherwise indicated, throughout this release earnings per share (EPS) refers to diluted earnings per share.

credits earned upgrades and our exposure to riskier unsecured consumer loans declined,” said Lau.

HAWAIIAN ELECTRIC COMPANY EARNINGS
Hawaiian Electric Company’s (Hawaiian Electric) net income for the first quarter of 2021 was $43.4 million, compared to $23.9 million in the first quarter of 2020, primarily driven by the following after-tax items:
•$10 million lower operations & maintenance expenses compared to the first quarter of 2020, primarily due to i) lower staffing levels and efficiency improvements; ii) timing-related items, including higher bad debt expense in the first quarter of 2020 related to the economic impact of the COVID-19 pandemic on customers (such bad debt expense was later reclassified according to a Hawaii Public Utilities Commission decision allowing deferral), and fewer generating facility overhauls, some of which are expected to be performed later in 2021; and iii) higher costs in 2020 related to an increase in an environmental reserve and outside services to support the PBR docket and other customer service projects;
•$5 million revenue increase from higher rate adjustment mechanism (RAM) revenues;
•$4 million revenue increase related solely to a change in the timing for revenue recognition within the year, which eliminates seasonality in recognizing target revenues and results in recognizing revenues evenly throughout the year, with target revenues recognized on an annual basis remaining unchanged;
•$1 million lower enterprise resource planning system implementation benefits to be passed on to customers; and
•$1 million lower non-service pension costs due to the reset of pension costs included in rates as part of a final rate case decision.
These items were partially offset by $1 million higher depreciation expense due to increasing investments to integrate more renewable energy and improve customer reliability and system efficiency.

AMERICAN SAVINGS BANK EARNINGS
American Savings Bank’s (American) first quarter of 2021 net income was $29.6 million,
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Note:  Amounts indicated as after-tax in this earnings release are based upon adjusting items using the current year composite statutory tax rates of 25.75% for the utilities and 26.79% for the bank.

compared to $15.7 million in the fourth, or linked, quarter of 2020 and $15.8 million in the first quarter of 2020. The increase in net income compared to the linked and prior year quarters was primarily due to a release of $8.4 million in provision for credit losses in the first quarter, compared to provisions for credit losses of $11.3 million in the linked quarter and $10.4 million in the first quarter of 2020.
Total loans were $5.3 billion as of March 31, 2021, down 0.4% from December 31, 2020. Total loans were lower primarily due to declines in the residential mortgage and home equity line of credit portfolios. While residential mortgage originations remained strong, the bank continued to strategically sell residential mortgage production in the secondary market. The decrease in these portfolios was partially offset by growth within the ASB CARES (Paycheck Protection Program) and commercial real estate portfolios. During the quarter, American originated $150 million in ASB CARES loans supporting small businesses and their employees.
Total deposits were $7.7 billion as of March 31, 2021, an increase of 4.9% from December 31, 2020. For the first quarter of 2021, the average cost of funds was 0.08%, down one basis point versus the linked quarter and down sixteen basis points versus the prior year quarter.
Overall, American’s return on average equity2 for the first quarter of 2021 was 16.0%, compared to 8.6% in the linked quarter and 9.1% in the first quarter of 2020. Return on average assets was 1.40% for the first quarter of 2021, compared to 0.77% in the linked quarter and 0.87% in the same quarter last year.
In the first quarter of 2021, American paid dividends of $5.0 million to HEI. American had a leverage ratio of 8.3% at March 31, 2021.
Please refer to American’s news release issued on April 30, 2021 for additional information on American.

HOLDING AND OTHER COMPANIES
The holding and other companies’ net loss was $8.6 million in the first quarter of 2021 compared to $6.2 million in the first quarter of 2020. The greater net loss was primarily due to timing of charitable contributions to support communities affected by the pandemic.

BOARD DECLARES QUARTERLY DIVIDEND
On May 6, 2021, HEI announced that the Board of Directors declared a quarterly
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2    Bank return on average equity calculated using weighted average daily common equity.

cash dividend of $0.34 per share, payable on June 10, 2021 to shareholders of record at the close of business on May 20, 2021 (ex-dividend date is May 19, 2021). This quarterly dividend is equivalent to an annual rate of $1.36 per share. Dividends have been paid on an uninterrupted basis since 1901. At the indicated annual dividend rate and based on the closing price per share on May 6, 2021 of $43.47, HEI’s dividend yield is 3.1%.

WEBCAST AND CONFERENCE CALL TO DISCUSS EARNINGS AND 2021 GUIDANCE
HEI will conduct a webcast and conference call to review its consolidated results and
2021 earnings guidance and outlook on Friday, May 7, 2021 at 7:30 a.m. Hawaii time (1:30 p.m. Eastern).
Parties in the U.S. may listen to the conference call by dialing (844) 834-0652. International parties may listen to the conference call by dialing (412) 317-5198. Parties may also access presentation materials and/or listen to the conference call by visiting the conference call/webcast link on HEI’s website at www.hei.com under the “Investor Relations” section, sub-heading “News and Events — Events and Presentations.”
A replay will be available online and via phone. The online replay will be available on HEI’s website about two hours after the event. An audio replay will also be available about two hours after the event through May 21, 2021. To access the audio replay, dial (877) 344-7529 (U.S.) or (412) 317-0088 (international) and enter passcode 10153633.
HEI and Hawaiian Electric intend to continue to use HEI’s website, www.hei.com, as a means of disclosing additional information. Such disclosures will be included on HEI’s website in the Investor Relations section. Accordingly, investors should routinely monitor the Investor Relations section of HEI’s website at www.hei.com in addition to following HEI’s, Hawaiian Electric’s and American’s press releases, HEI’s and Hawaiian Electric’s Securities and Exchange Commission (SEC) filings and HEI’s public conference calls and webcasts. The information on HEI’s website is not incorporated by reference in this document or in HEI’s and Hawaiian Electric’s SEC filings unless, and except to the extent, specifically incorporated by reference. Investors may also wish to refer to the Public Utilities Commission of the State of Hawaii (PUC) website at dms.puc.hawaii.gov/dms to review documents filed with and issued by the PUC. No information on the PUC website is incorporated by reference in this document or in HEI’s and Hawaiian Electric’s SEC filings.
HEI supplies power to approximately 95% of Hawaii’s population through its electric utility, Hawaiian Electric; provides a wide array of banking and other financial services to consumers and businesses through American, one of Hawaii’s largest financial institutions; and helps advance Hawaii’s clean energy and sustainability goals through investments by its non-regulated subsidiary, Pacific Current.

FORWARD-LOOKING STATEMENTS
This release may contain “forward-looking statements,” which include statements that are predictive in nature, depend upon or refer to future events or conditions, and usually include words such as “will,” “expects,” “anticipates,” “intends,” “plans,” “believes,” “predicts,” “estimates” or similar expressions. In addition, any statements concerning future financial performance, ongoing business strategies or prospects or possible future actions are also forward-looking statements. Forward-looking statements are based on current expectations and projections about future events and are subject to risks, uncertainties and the accuracy of assumptions concerning HEI and its subsidiaries, the performance of the industries in which they do business and economic, political and market factors, among other things. These forward-looking statements are not guarantees of future performance.
Forward-looking statements in this release should be read in conjunction with the “Cautionary Note Regarding Forward-Looking Statements” and “Risk Factors” discussions (which are incorporated by reference herein) set forth in HEI’s Annual Report on Form 10-K for the year ended December 31, 2020 and HEI’s other periodic reports that discuss important factors that could cause HEI’s results to differ materially from those anticipated in such statements. These forward-looking statements speak only as of the date of the report, presentation or filing in which they are made. Except to the extent required by the federal securities laws, HEI, Hawaiian Electric, American and their subsidiaries undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

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Hawaiian Electric Industries, Inc. (HEI) and Subsidiaries
CONSOLIDATED STATEMENTS OF INCOME DATA
(Unaudited)

	Three months ended March 31
(in thousands, except per share amounts)	2021	2020
Revenues
Electric utility	$564,864	$597,442
Bank	77,131	79,738
Other	951	6
Total revenues	642,946	677,186
Expenses
Electric utility	495,750	553,484
Bank	41,835	60,335
Other	7,330	3,665
Total expenses	544,915	617,484
Operating income (loss)
Electric utility	69,114	43,958
Bank	35,296	19,403
Other	(6,379)	(3,659)
Total operating income	98,031	59,702
Retirement defined benefits credit (expense)—other than service costs	2,435	(934)
Interest expense, net—other than on deposit liabilities and other bank borrowings	(23,736)	(21,775)
Allowance for borrowed funds used during construction	747	688
Allowance for equity funds used during construction	2,191	2,015
Gain on sale of investment securities, net	528	—
Income before income taxes	80,196	39,696
Income taxes	15,365	5,803
Net income	64,831	33,893
Preferred stock dividends of subsidiaries	473	473
Net income for common stock	$64,358	$33,420
Basic earnings per common share	$0.59	$0.31
Diluted earnings per common share	$0.59	$0.31
Dividends declared per common share	$0.34	$0.33
Weighted-average number of common shares outstanding	109,221	109,051
Weighted-average shares assuming dilution	109,492	109,365
Net income (loss) for common stock by segment
Electric utility	$43,358	$23,905
Bank	29,556	15,761
Other	(8,556)	(6,246)
Net income for common stock	$64,358	$33,420
Comprehensive income attributable to Hawaiian Electric Industries, Inc.	$20,342	$51,632
Return on average common equity (%) (twelve months ended)	10.0	9.2

This information should be read in conjunction with the consolidated financial statements and the notes thereto in HEI filings with the SEC. Results of operations for interim periods are not necessarily indicative of results to be expected for future interim periods or the full year.

Hawaiian Electric Company, Inc. (Hawaiian Electric) and Subsidiaries
CONSOLIDATED STATEMENTS OF INCOME DATA
(Unaudited)

	Three months ended March 31
($ in thousands, except per barrel amounts)	2021	2020
Revenues	$564,864	$597,442
Expenses
Fuel oil	127,427	173,221
Purchased power	142,296	139,816
Other operation and maintenance	114,570	127,547
Depreciation	57,355	55,850
Taxes, other than income taxes	54,102	57,050
Total expenses	495,750	553,484
Operating income	69,114	43,958
Allowance for equity funds used during construction	2,191	2,015
Retirement defined benefits credit (expense)—other than service costs	1,021	(381)
Interest expense and other charges, net	(17,983)	(16,594)
Allowance for borrowed funds used during construction	747	688
Income before income taxes	55,090	29,686
Income taxes	11,233	5,282
Net income	43,857	24,404
Preferred stock dividends of subsidiaries	229	229
Net income attributable to Hawaiian Electric	43,628	24,175
Preferred stock dividends of Hawaiian Electric	270	270
Net income for common stock	$43,358	$23,905
Comprehensive income attributable to Hawaiian Electric	$43,392	$23,931
OTHER ELECTRIC UTILITY INFORMATION
Kilowatthour sales (millions)
Hawaiian Electric	1,428	1,496
Hawaii Electric Light	245	252
Maui Electric	236	258
	1,909	2,006
Average fuel oil cost per barrel	$63.87	$80.78
Return on average common equity (%) (twelve months ended)[1]	9.0	7.4
1 Simple average.
This information should be read in conjunction with the consolidated financial statements and the notes thereto in Hawaiian Electric filings with the SEC. Results of operations for interim periods are not necessarily indicative of results to be expected for future interim periods or the full year.

American Savings Bank, F.S.B.
STATEMENTS OF INCOME DATA
(Unaudited)

	Three months ended
(in thousands)	March 31, 2021	December 31, 2020	March 31, 2020
Interest and dividend income
Interest and fees on loans	$49,947	$52,629	$55,545
Interest and dividends on investment securities	8,673	7,590	9,430
Total interest and dividend income	58,620	60,219	64,975
Interest expense
Interest on deposit liabilities	1,462	1,709	3,587
Interest on other borrowings	27	11	313
Total interest expense	1,489	1,720	3,900
Net interest income	57,131	58,499	61,075
Provision for credit losses	(8,435)	11,307	10,401
Net interest income after provision for credit losses	65,566	47,192	50,674
Noninterest income
Fees from other financial services	5,073	4,541	4,571
Fee income on deposit liabilities	3,863	4,217	5,113
Fee income on other financial products	2,442	1,773	1,872
Bank-owned life insurance	2,561	2,051	794
Mortgage banking income	4,300	7,801	2,000
Gains on sale of investment securities, net	528	—	—
Other income, net	272	(187)	413
Total noninterest income	19,039	20,196	14,763
Noninterest expense
Compensation and employee benefits	28,037	27,156	25,777
Occupancy	4,969	5,171	5,267
Data processing	4,351	3,717	3,837
Services	2,862	3,214	2,809
Equipment	2,222	2,371	2,339
Office supplies, printing and postage	1,044	1,046	1,341
Marketing	648	1,527	802
FDIC insurance	816	775	102
Other expense	2,554	4,470	4,194
Total noninterest expense	47,503	49,447	46,468
Income before income taxes	37,102	17,941	18,969
Income taxes	7,546	2,283	3,208
Net income	$29,556	$15,658	$15,761
Comprehensive income	$(16,198)	$18,306	$35,608
OTHER BANK INFORMATION (annualized %, except as of period end)
Return on average assets	1.40	0.77	0.87
Return on average equity	16.04	8.58	9.15
Return on average tangible common equity	18.06	9.67	10.39
Net interest margin	2.95	3.12	3.72
Efficiency ratio	62.36	62.83	61.27
Net charge-offs to average loans outstanding	0.18	0.36	0.44
As of period end
Nonaccrual loans to loans receivable held for investment	1.00	0.89	0.90
Allowance for credit losses to loans outstanding	1.73	1.90	1.49
Tangible common equity to tangible assets	7.3	7.9	8.3
Tier-1 leverage ratio	8.3	8.4	8.8
Dividend paid to HEI (via ASB Hawaii, Inc.) ($ in millions)	$5.0	$3.0	$28.0
This information should be read in conjunction with the consolidated financial statements and the notes thereto in HEI filings with the SEC. Results of operations for interim periods are not necessarily indicative of results to be expected for future interim periods or the full year.